Exhibit 99.1

FOR:	EMERSON RADIO CORP.
9 Entin Road
Parsippany, NJ 07054-0430

CONTACT:	Emerson Radio Corp. or:	Investor Relations:
	Greenfield Pitts	Robert Maffei
	Chief Financial Officer	Investor Relations Manager
	(212) 897-5441	(973) 428-2098

Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667
Wednesday, September 5, 2007
Emerson Radio Corp. Announces Retirement of Senior Executive Vice President and Chief
Operating Officer, John J. Raab
PARSIPPANY, N.J. — September 5, 2007 — Emerson Radio Corp. (AMEX: MSN) today announced the retirement of John J. Raab, the Company’s Senior Executive Vice President and Chief Operating Officer, effective as of August 31, 2007. Emerson Radio Corp. is currently conducting a search for Mr. Raab’s replacement.
“John has played a valuable role managing our international sales and licensing efforts,” commented Greenfield Pitts, Chief Financial Officer of Emerson Radio Corp. “We thank him for his many contributions to Emerson Radio Corp. and wish him the very best in his retirement.”
Mr. Raab joined Emerson Radio Corp. in 1995 as Senior Vice President, Far East Operations. He was named Senior Vice President of International Operations in 1997 and headed the global expansion of the Company’s sales and licensing efforts. Mr. Raab was appointed Senior Executive Vice President and Chief Operating Officer of Emerson Radio Corp. in 2000, which he held until his retirement.

About Emerson Radio Corporation
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Emerson’s web site is www.emersonradio.com
Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.